UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2015

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2015, we announced that our Phase 2b CUPID 2 trial did not meet its primary and secondary endpoints. CUPID 2 is a randomized, double-blind, placebo-controlled, multinational trial evaluating a single, one-time, intracoronary infusion of the cardiovascular gene therapy agent MYDICAR(R) (AAV1/SERCA2a) versus placebo added to a maximal, optimized heart failure drug and device regimen.

In the study, the primary endpoint comparison of MYDICAR to placebo resulted in a hazard ratio of 0.93 (0.53, 1.65 95% CI) (p=0.81), defined as heart failure-related hospitalizations or ambulatory treatment for worsening heart failure. The secondary endpoint comparison of MYDICAR to placebo, defined as all-cause death, need for a mechanical circulatory support device, or heart transplant, likewise failed to show a significant treatment effect. The efficacy endpoint analyses were performed on the (n=243) modified intent to treat population (mITT), which excludes clinical events that occurred in patients who did not receive MYDICAR or placebo, or which occurred prior to dosing. All other exploratory efficacy endpoints (improvement in New York Heart Association classification, 6 Minute Walk Test, and Quality of Life) were also inconsistent with a treatment effect. No safety issues were noted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation
Dated: April 27, 2015

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland
President and Chief Financial Officer